Exhibit 10.44
MODIFICATION
OF
PROMISSORY NOTE
(Line of Credit)
This Modification of Promissory Note (Line of Credit) (the “Modification”) is made and entered into as of the 11th day of February, 2010 by and between Oceanic Exploration Company (“Borrower”) and NWO Resources, Inc. (“Lender”).
WHEREAS, Borrower and Lender entered into a Promissory Note (Line of Credit) (the “Note”) dated February 28, 2008 pursuant to which Lender extended a line of credit to Borrower in the amount of $4,000,000, payable by March 31, 2009; and
WHEREAS, Borrower and Lender entered into that certain Extension of Promissory Note (Line of Credit) dated March 11, 2009 which extended the due date of the Note for one (1) year; and
WHEREAS, Borrower and Lender wish to increase the amount of the Note and further extend the due date;
NOW THEREFORE, for valuable consideration the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:
1.	The “Amount” set forth in the heading of the Note is increased from $4,000,000 to $6,000,000.

2.	In the second line of the first paragraph of the Note, the sum is changed from four million dollars ($4,000,000) to six million dollars ($6,000,000).

3.	The third paragraph of the Note is deleted in is entirety and replaced with the following:
“All principal and interest shall be paid by March 31, 2011. All payments shall be applied first to accrued interest and the remainder, if any, to principal.”
4.	Except as set forth herein the Note shall remain in full force and effect and all other provisions, terms and conditions of the Note shall remain unchanged.
IN WITNESS WHEREOF, the parties hereto have duly executed this Modification as of the date first shown above.

Borrower: OCEANIC EXPLORATION COMPANY
By	/s/ Stephen M. Duncan
Stephen M. Duncan, President

Lender: NWO RESOURCES, INC.
By	/s/ Joseph E. Maskalenko
Joseph E. Maskalenko
Vice President, Secretary, Treasurer